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                                                                  Exhibit 10.9.2


                         AMENDMENT TO MID OCEAN LIMITED
                 1993 LONG TERM INCENTIVE AND SHARE AWARD PLAN

          The Mid Ocean Limited 1993 Long Term Incentive and Share Award Plan (the "Plan") is hereby amended, effective as of December 4, 1996, as follows; provided, however, that this amendment shall be contingent upon approval by the
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affirmative votes of the holders of a majority of voting securities of Mid Ocean
Limited at a meeting duly held during calendar year 1997.

          1.  Section 2(g) of the Plan is hereby amended to read as follows:

              "'Committee' shall mean the entire Board or the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan."

          2.  Section 2(m) of the Plan is hereby amended to read as follows:

              "'Eligible Employee' means any employee or underwriter of, or underwriting consultant to, the Company or its Subsidiaries or Affiliates and any member of the Board (whether or not an employee of the Company) who, in the judgment of the Committee, is responsible for or contributes to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates."

          3. The third sentence of Section 4(a) of the Plan is amended by deleting the proviso at the end thereof.
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                                      -2-

          4. Section 6(d) of the Plan is amended by adding the following at the beginning thereof: "Except as otherwise determined by the Committee and set forth in the applicable Award Agreement,"

          5. Section 7(a) of the Plan is hereby amended by adding the following sentence at the end thereof:


               "Notwithstanding the foregoing, effective as of December 4, 1996, no additional Directors Options will be granted under this Section 7(a)."

          6.  Section 7(d) of the Plan is amended to read as follows:

              "Nontransferability.  Except as otherwise determined by the
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          Committee and set forth in the applicable Award Agreement, no
          Director's Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and during the lifetime of the optionee, a Director's Option shall be exercisable only by him or her or by his or her guardian or legal representative."

          7. Section 9(d) of the Plan is amended by deleting the last sentence thereof.